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INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors of The BlackRock Advantage Term Trust, Inc.:

In  planning and performing our audit  of  the
financial    statements   of   The   BlackRock
Advantage Term Trust, Inc. (the "Trust") for the year ended December 31, 1997 (on which we have issued our report dated February 13,
1998),  we  considered its  internal  control,
including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Trust's internal control.

The management of the Trust is responsible for
establishing and maintaining internal control.
In  fulfilling this responsibility,  estimates
and  judgments by management are  required  to
assess the expected benefits and related costs
of  controls.   Generally, controls  that  are
relevant  to an audit pertain to the  entity's
objective  of  preparing financial  statements
for   external   purposes  that   are   fairly
presented   in   conformity   with   generally
accepted    accounting   principles.     Those
controls  include the safeguarding  of  assets
against  unauthorized  acquisition,   use   or
disposition.

Because   of  inherent  limitations   in   any
internal  control, errors or fraud  may  occur
and  not be detected.  Also, projection of any
evaluation  of  internal  control  to   future
periods  is  subject to the risk that  it  may
become   inadequate  because  of  changes   in
conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration  of  the  Trust's  internal
control  would  not necessarily  disclose  all
matters  in  internal control  that  might  be
material     weaknesses    under     standards
established  by  the  American  Institute   of
Certified  Public  Accountants.   A   material
weakness is a condition in which the design or
operation  of  one  or more  of  the  internal
control  components  does  not  reduce  to   a
relatively low level the risk that  errors  or
fraud  in  amounts that would be  material  in
relation  to  the  financial statements  being
audited may occur and not be detected within a
timely  period  by  employees  in  the  normal
course of performing their assigned functions.
However,  we  noted no matters  involving  the
Trust's  internal control and  its  operation,
including     controls    for     safeguarding
securities, that we consider to be material weaknesses as defined above as of December 31, 1997.

This   report  is  intended  solely  for   the
information and use of the Trust's management and Board of Directors, and the Securities and Exchange Commission.



Boston, Massachusetts
February 13, 1998